As filed with the Securities and Exchange Commission on July 25, 1996

                                                   Registration No. 333________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            HOST MARRIOTT CORPORATION
             (Exact name of registrant as specified in its charter)
     Delaware                                                53-0085950
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification No.)

                               10400 Fernwood Road
                             Washington, D.C. 20817
               (Address of Principal Executive Offices) (Zip Code)


                            HOST MARRIOTT CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                             Christopher G. Townsend
                               Corporate Secretary
                            Host Marriott Corporation
                               10400 Fernwood Road
                             Washington, D.C. 20058
                                 (301) 380-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

- --------------------------------------------------------------------------------
                                      CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------------------------------

Title of securities           Amount              Proposed            Proposed            Amount of
 to be registered             to be               maximum             maximum             registration fee
                              registered          offering            aggregate
                                                  price               offering
                                                  per                 price(2)
                                                  share(1)
- -----------------------------------------------------------------------------------

Deferred Compensation         $5,000,000          100%                $ 5,000,000         $1,724.14
obligations (1)
- -----------------------------------------------------------------------------------


(1) The Deferred Compensation obligations are unsecured obligations of the Host Marriott Corporation to pay deferred compensation in the future in accordance with the terms of the Host Marriott Corporation Executive Deferred Compensation Plan (the "Plan").

(2) Estimated solely for the purpose of determining the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing information specified by Part I of Form S-8 have been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Commission are incorporated herein by reference:

(1)  Form S-1 Registration Statement filed March 26, 1996;

(2) The Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1995;

(3) The Company's Current Report on Form 8-K dated January 11, 1996 filed with the Commission on January 17, 1996;

(4) The Company's Current Report on Form 8-K dated January 17, 1996 filed with the Commission on January 17, 1996;

(5) The Company's Current Report on Form 8-K dated February 28, 1996 filed with the Commission on March 1, 1996;

(6) The Company's Current Report on Form 8-K/A dated March 7, 1996 filed with the Commission on March 7, 1996;

(7) The Company's Quarterly Report on Form 10-Q for the twelve weeks ended March 22, 1996;

(8) The Joint Proxy Statement/Prospectus of the Company on Form 14A and Form S-4 dated March 9, 1996;

(9) The Company's Current Report on Form 8-K dated May 31, 1996 filed with the Commission on June 5, 1996; and

(10) The Company's Current Report on Form 8-K dated July 11, 1996 filed with the Commission on July 15, 1996.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, prior to the filing of a post effective amendment that (1) indicates that all securities offered pursuant to this registration statement have been sold or (2) deregisters all Securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities

     Under the Plan, eligible employees may elect to defer a portion of their compensation, some of which may be credited with additional deferred compensation. In addition, employees whose benefits under the company's qualified retirement and savings plan were limited by operation of certain Internal Revenue Code provisions may be credited with deferred compensation. The obligations of the Company to pay the compensation deferred, together with earnings or losses thereon, will be unsecured general obligations of the Company in accordance with the Plan and will rank pari passu with other unsecured obligations of the Company. Deferred compensation accounts may not be transferred, assigned, or alienated by the participant except by will or by law of descent and distribution. The amount of deferred compensation with respect to which additional amounts are credited may be limited by the Company. Deferred compensation accounts are distributed to participants following termination of employment, as defined in the Plan, or in the case of some deferrals, following a period of at least six years if the participant so elects. Distribution will be made in a lump sum or installment as the participant elects. Distribution may also be made in the case of severe financial hardship.

Item 5.  Interests  of Named  Experts and  Counsel

     The opinions of counsel constituting Exhibits 5.1 and 5.2 have been rendered by counsel who is an employee eligible for the Plan.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides for the indemnification of officers and directors under certain circumstances against expenses (including attorneys, fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, in respect to the criminal actions or proceedings, if he had no reasonable cause to believe that his conduct was unlawful. The Certificate and By-laws of the Company provide for indemnification of its officers and directors to the full extent authorized by law.

     The Company maintains officers' and directors' liability insurance which insures against liabilities that the officers and directors of the Company may incur in such capacities.

Item 7.  Exemption from Registration Claimed

         Not applicable

Item 8.  Exhibits

Exhibit
Number              Description
- -------             -----------

4.1 - Restated Certificate of Incorporation, incorporated by reference from the Form 8-K (filed October 23, 1993)

4.2 - Amended Marriott Corporation By-Laws, incorporated by reference from the Form 8-K (filed October 23, 1993)

4.3  - The Plan

5.1  - Opinion as to Legality of the Securities offered

5.2  - Opinion as to ERISA

23.1 - Consent of Arthur Andersen LLP

23.2 - Consent of Ernst & Young LLP

23.3 - Consent of KPMG Peat Marwick LLP

23.4 - Consent of the Company's Law Department, see Exhibits 5.1 and 5.2

24   - The Power of  Attorney  by the  Officers  and  Directors  who signed this
       Registration Statement is set forth on page 5 herein.

Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 25th day of July, 1996.


                            HOST MARRIOTT CORPORATION


                            By /s/ Christopher G. Townsend
                               ---------------------------
                               Christopher G. Townsend
                               Senior Vice President, Corporate Secretary
                               and Deputy General Counsel


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan's administrator has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 25th day of July, 1996.


                            THE HOST MARRIOTT CORPORATION EXECUTIVE
                                DEFERRED COMPENSATION PLAN


                             By /s/ Harry L. Vincent, Jr.
                                -------------------------
                                Harry L. Vincent, Jr.
                                Member, Compensation Policy Committee of the
                                Board of Directors of Host Marriott Corporation


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signatures" constitutes and appoints Christopher G. Townsend his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on this 25th day of July, 1996.

     Signature                                                    Title




       /s/ Richard E. Marriott           Richard E. Marriott
       ----------------------            Chairman of the Board


       /s/ Terence C. Golden             Terence C. Golden
       ----------------------            President and Chief Executive Officer
                                         (Principal Executive Officer)


       /s/ Robert E. Parsons, Jr.        Robert E. Parsons, Jr.
       ----------------------            Chief Financial Officer and
                                         Executive Vice President
                                         (Principal Financial Officer)


       /s/ Donald D. Olinger             Donald D. Olinger
       ---------------------             Vice President and Corporate Controller
                                         (Principal Accounting Officer)


       /s/ J.W. Marriott, Jr.            J.W. Marriott, Jr.
       ---------------------             Director


       /s/ Ann Dore McLaughlin           Ann Dore McLaughlin
       ---------------------             Director


       /s/ Harry L. Vincent, Jr.         Harry L. Vincent, Jr.
       ---------------------             Director


       /s/ R. Theodore Ammon             R. Theodore Ammon
       ---------------------             Director


       /s/ Robert M. Baylis              Robert M. Baylis
       ---------------------             Director

EXHIBIT INDEX


Exhibit
Number                      Description
- -------                     -----------

4.1 - Restated Certificate of Incorporation, incorporated by reference from the Form 8-K (filed October 23, 1993)

4.2 - Amended Marriott Corporation By-Laws, incorporated by reference from the Form 8-K (filed October 23, 1993)

4.3  - The Plan

5.1  - Opinion as to Legality of the Securities offered

5.2  - Opinion as to ERISA

23.1 - Consent of Arthur Andersen LLP

23.2 - Consent of Ernst & Young LLP

23.3 - Consent of KPMG Peat Marwick LLP

23.4 - Consent of the Company's Law Department, see Exhibits 5.1 and 5.2

24   - The Power of  Attorney  by the  Officers  and  Directors  who signed this
       Registration Statement is set forth on page 5 herein.

                                                                     Exhibit 4.1










                         HOST MARRIOTT CORPORATION (HMC)

                      EXECUTIVE DEFERRED COMPENSATION PLAN
























                                                            As Adopted Effective
                                                             December 30, 1995

                         HOST MARRIOTT CORPORATION (HMC)

                      EXECUTIVE DEFERRED COMPENSATION PLAN


                                    PREAMBLE

     WHEREAS, Host Marriott Corporation ("HMC") sponsored the Host Marriott Corporation Executive Deferred Compensation Plan (the "Assumed Plan"); and

     WHEREAS, HMC intends to pay a special dividend to the holders of HMC Common Stock on a one share-for-five basis, consisting of all of the outstanding shares of Host Marriott Services Corporation ("Host Marriott Services") common stock (the "Host Marriott Services Distribution"); and

     WHEREAS, in connection with said special dividend, HMC and Host Marriott Services have entered into a Distribution Agreement (the "Host Marriott Services Distribution Agreement") dated as of December 29, 1995; and

     WHEREAS, pursuant to the aforesaid Host Marriott Services Distribution Agreement, HMC and Host Marriott Services have entered into an agreement allocating responsibilities with respect to employee compensation, benefits, labor and certain other employment matters (the "Allocation Agreement"); and

     WHEREAS, pursuant to the Allocation Agreement, the Board of Directors of Host Marriott Services assumed sponsorship of the Assumed Plan; and

     WHEREAS, pursuant to the Allocation Agreement, the Board of Directors of HMC has adopted a new plan titled the Host Marriott Corporation (HMC) Executive Deferred Compensation Plan to be effective as of December 30, 1995 (the "Plan"); and

     WHEREAS, pursuant to the Allocation Agreement, Host Marriott Services has agreed to provide under the Assumed Plan for future deferred compensation benefits accruing after the Cut-Off-Date for all Host Marriott Services Employees who, on the Cut-Off-Date, were participants in or otherwise entitled to benefits under the Assumed Plan and to assume the Deferred Compensation Liabilities relating to Host Marriott Services Individuals and Host Marriott Services Terminees accrued through the Cut-Off-Date and HMC has agreed to provide under the Plan for similar deferred compensation opportunities to Retained Individuals as shall have been provided to participants in the Assumed Plan prior to the Distribution Date of Host Marriott Services and to assume the Deferred Compensation Liabilities relating to Retained Individuals and HMC Terminees accrued through the Cut-Off-Date (as such terms are defined in the Allocation Agreement);

     NOW,   THEREFORE,   effective  as  of  December  30,  1995,  Host  Marriott
Corporation hereby adopts the Plan as provided herein.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I         DEFINITIONS................................................. 2

         1.1      Administrator............................................... 2
         1.2      Code........................................................ 2
         1.3      Company..................................................... 2
         1.4      Committee................................................... 2
         1.5      Compensation................................................ 2
         1.6      Deferral Percentage......................................... 2
         1.7      Deferred Compensation....................................... 2
         1.8      Deferred Compensation Reserve............................... 2
         1.9      Effective Date.............................................. 2
         1.10     Election.................................................... 2
         1.11     Election Year............................................... 2
         1.12     Employee.................................................... 2
         1.13     Participant................................................. 2
         1.14     Plan........................................................ 3
         1.15     Retirement and Savings Plan................................. 3
         1.16     Subsidiary.................................................. 3
         1.17     Termination of Employment................................... 3

ARTICLE II        PARTICIPANT ELECTIONS....................................... 4

         2.1      Deferred Compensation Reserve............................... 4
         2.2      Annual Elections............................................ 4
         2.3      Form of Election............................................ 4

ARTICLE III       PARTICIPANT'S ACCOUNTS...................................... 6

         3.1      Individual Accounts......................................... 6
         3.2      Company Accruals............................................ 6
         3.3      Forfeiture Accruals......................................... 7
         3.4      Crediting of Earnings....................................... 7
         3.5      Accounts Do Not Result in Property Rights................... 7
         3.6      Tax-Qualified Plans......................................... 7
         3.7      No Assignment of Interests.................................. 7

ARTICLE IV        DISTRIBUTIONS............................................... 9

         4.1      Commencement of Distribution................................ 9
         4.2      Beneficiaries...............................................10
         4.3      Emergency Distributions.....................................10
         4.4      Discharge of Obligation For Payment.........................10

ARTICLE V         ADMINISTRATION..............................................11

         5.1      Administrator...............................................11
         5.2      Expenses....................................................11
         5.3      Acceleration of Payments....................................11
         5.4      Indemnification.............................................11

ARTICLE VI        MISCELLANEOUS...............................................12

         6.1      Plan Not An Employment Contract.............................12

         6.2      No Trust Created........................................... 12
         6.3      Amendment or Termination of Plan........................... 12
         6.4      Effect of Plan............................................. 12
         6.5      Severability............................................... 12
         6.6      Applicable Law............................................. 12

ARTICLE VII       SPECIAL RULES FOR PRE-EFFECTIVE DATE
                  EMPLOYEES.................................................. 13

         7.1 Governing Rules................................................. 13

                                    ARTICLE I

                                   DEFINITIONS


     For purposes of this Plan, unless the context requires otherwise, the following words and phrases, when used herein with initial capital letters, shall have the meanings indicated:

     1.1 "Administrator" means the person appointed by the Committee pursuant to
Article 5.1 of this Plan to administer this Plan.

     1.2 "Code" shall refer to the Internal Revenue Code of 1986, as amended, or any successor statute, including the regulations issued thereunder.

     1.3 "Company" shall refer to Host Marriott Corporation and any Subsidiary that (a) elects to join the Plan, and (b) obtains the consent of the Committee to do so.

     1.4 "Committee" means the Compensation Policy Committee appointed by the Board of Directors of Host Marriott Corporation.

     1.5 "Compensation" means all wages or salary, overtime, cash bonus, annual leave, sick leave, funeral leave and holiday pay payable by the Company to an Employee, benefits under the Host Marriott Corporation (HMC) Flexible Benefits Plan, and "Flexible Compensation" as defined in Section 5.1 of the Retirement Plan, all without regard to any Elections made by the Employee to defer such amounts under this Plan or in accordance with any other plan or agreement with the Company, but excluding any and all other forms of compensation.

     1.6  "Deferral   Percentage"   means  the  percentage  of  a  Participant's
Compensation for the Election Year to be deferred in accordance with an Election pursuant to Article II of this Plan.

     1.7 "Deferred Compensation" means Compensation with respect to which a Participant has made an Election to defer receipt thereof in accordance with
Article II of this Plan, and Section 401(k) Contributions elected in accordance with Article V of the Retirement Plan.

     1.8 "Deferred Compensation Reserve" means the book reserve reflecting the total aggregate amounts credited to the individual accounts of Participants under Article III of this Plan.

     1.9 "Effective Date" means the date on which Host Marriott Corporation distributes a special dividend to its shareholders of all of the stock of Host Marriott Services Corporation.

     1.10 "Election"  means an election made by a Participant in accordance with
Article II of this Plan.

     1.11 "Election Year" means the fiscal year of the Company for which a Participant earns Compensation with respect to which the Participant makes an Election pursuant to Article II of this Plan.

     1.12 "Employee" means any individual employed by the Company.

     1.13 "Participant" means an Employee or other person who has been admitted to participation in the Plan. The following Employees and other persons are eligible to participate:

          (a) All Employees of the Company who are notified by the Administrator that they are eligible to participate in this Plan and (i) whose annual base salary plus cash bonus before any Election under this Plan exceeds $120,000, or such other amount designated by the Committee; or (ii) who have three years of service with the Company, are bonus-eligible and whose annual base salary before any Election under this Plan exceeds $75,000, or such other amount designated by the Committee; or (iii) who are select management employees of an acquired company who are covered by a deferred compensation program of such acquired company;

          (b) (i) All Employees who participated in the Retirement and Savings Plan (or with respect to the Election Year beginning on Effective Date and ending on December 27, 1996, the Host Marriott Corporation Employees' Profit Sharing, Retirement and Savings Plan and Trust) during the immediately preceding calendar year, and were subject to a reduction during such year in the amounts allocable to their "Company Contribution Accounts" in the Retirement and Savings Plan (or with respect to the Election Year beginning on the Effective Date and ending December 27, 1996, the Host Marriott Corporation Employees' Profit Sharing, Retirement and Savings Plan and Trust) for such year as a result of Section 401(m) of the Code; and
     (ii) all Employees who participated in the Retirement and Savings Plan during the current fiscal year of the Company and who have Compensation in excess of the limits set forth under Section 401(a)(17) of the Code, provided such Employees have not made an election to participate for the current year under paragraph (a) of this section;

          (c) Members of the Board of Directors of Host Marriott Corporation; or

          (d)   Former   Participants,   terminated   Participants,   and  their
     beneficiaries, as appropriate to the context.

     1.14 "Plan" This Plan as adopted effective December 30, 1995, as it may be further amended from time to time.

     1.15 "Retirement and Savings Plan" means the Host Marriott Corporation Retirement and Savings Plan and Trust.

     1.16 "Subsidiary" means either (a) a member of a controlled group of corporations of which the Company is a member, or (b) an unincorporated trade or business which is under common control by or with the Company as determined in accordance with Section 414(c) of the Code. For purposes hereof, a "controlled group of corporations" shall have the meaning set forth in Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(C) of the Code.

     1.17 "Termination of Employment" means termination of employment with the Company in any of the following circumstances:

          (a) Where the Employee voluntarily resigns or retires;

          (b) Where the Employee is discharged;

          (c) Where the Employee is totally and permanently disabled and thereby unable to perform the usual duties of his employment with the Company, as determined by the Administrator in accordance with standards set forth in the Retirement and Savings Plan; or

          (d) Where the Employee dies.

                                   ARTICLE II

                              PARTICIPANT ELECTIONS


     2.1 Deferred Compensation Reserve.

     The Company shall establish and maintain a book reserve (the "Deferred Compensation Reserve"), to which it shall credit the total aggregate amount designated by Participants each year in Elections pursuant to Section 2.3(d).

     2.2 Annual Elections.

          (a) Each Participant shall have the option to designate in an Election in the form prescribed in Section 2.3 an amount or a percentage of such Participant's Compensation for any Election Year to be credited to the Deferred Compensation Reserve; provided, however, that the Committee shall have the right to approve or disapprove such Election by any Participant, in whole or in part, in the sole discretion of the Administrator.

          (b) Elections shall be made on or before the last business day of the fiscal year immediately preceding the Election Year. Notwithstanding the foregoing, a Participant may make an Election during the Election Year with respect to Compensation earned for any subsequent payroll period of the Company that begins during the remainder of the Election Year, provided such Election is made within 30 days of notification by the Administrator of the Participant's eligibility to participate in the Plan.

          (c) Except as provided in Section 4.3, an Election shall be irrevocable with respect to all Compensation earned during an Election Year. Notwithstanding the foregoing, an Election made as to an Election Year shall not remain in effect with respect to Compensation earned for any subsequent year.

     2.3 Form of Election.

          (a) Each Election shall be made on a form provided by the Administrator within the period described in Section 2.2(b), and shall designate either (i) a Deferral Percentage; (ii) a fixed dollar amount of the Participant's Compensation for the Election Year to be deferred; (iii) a fixed dollar amount of the Participant's Compensation for the Election Year to be paid currently; or (iv) any combination of these methods with the consent of the Administrator acting in his or her sole discretion; provided, however, that a Participant who is also a participant in the Host Marriott Corporation Non-Employee Directors' Deferred Stock Compensation Plan for the concurrent Election Year may only designate a Deferral Percentage. Such Elections shall designate a distribution commencement date and manner of distribution in accordance with Section 4.1; provided, however, that such distribution commencement date shall be no later or earlier than the respective dates specified in Section 4.1(a). If no designation is received by the Administrator within the prescribed time period, the Administrator shall elect the time and manner of distribution and notify the Participant of such selection.

          (b) Each Participant shall be entitled to Deferred Compensation for the Election Year in an amount determined as follows: (i) if the Participant elects a Deferral Percentage in accordance with paragraph
     (a)(i) of this section, an amount equal to the product of such Deferral Percentage times the Participant's total Compensation for each pay period of the Election Year; (ii) if the Participant elects to designate a fixed dollar amount to be deferred in accordance with paragraph (a)(ii) of this section, the amount so deferred; (iii) if the Participant elects to designate a fixed dollar amount to be paid currently in accordance with paragraph (a)(iii) of this section, the amount by which such Participant's total Compensation for the Election Year exceeds such fixed dollar amount; or (iv) if the Participant elects a combination of the above in accordance with paragraph (a)(iv) of this section, the appropriate amount shall be determined by the Administrator based on the above principles.

          (c) Deferred Compensation shall first be credited to the Participant's "Section 401(k) Contribution Account" in the Retirement and Savings Plan to the extent designated by the Participant as "Section 401(k) Contributions" in accordance with the terms of the Retirement and Savings Plan, or to such lesser extent permitted by law provided the amount so designated corresponds to the maximum amount permissible under Sections 401(k)(3), 402(g) or 415 of the Code, as amended.

          (d) The difference between the total amount determined under paragraph
     (b) of this section and the amount determined under paragraph (c) of this section shall be credited to the Deferred Compensation Reserve on behalf of the Participant. In addition, there shall also be credited to the Deferred Compensation Reserve on behalf of Participants described in Section 1.13(b)(ii) the difference between (i) the total amount of "After-tax Savings" plus "Section 401(k) Contributions" in the Retirement and Savings Plan elected by each such Participant for the current fiscal year, and (ii) the amount of "After-tax Savings" and "Section 401(k) Contributions" permitted to be contributed to the Retirement and Savings Plan for the
     current  fiscal  year  on  behalf  of  each  such  Participant   under  the
     Compensation limits set forth in Section 401(a)(17) of the Code. The preceding sentence shall be applied after first taking into account limitations under Section 401(m) of the Code on such amounts.

          (e) For purposes of this Section 2.3, Participants eligible to make Elections provided herein shall include only Participants described in Sections 1.13(a) and (c), and shall exclude all other Participants. Participants described in Section 1.13(a)(ii) shall be entitled to make Elections only with respect to an amount of Compensation not exceeding such Participant's bonus for a year during which a timely Election is made as provided herein. In addition to any other Election permitted under this
     Section 2.3, each Participant described in Section 1.13(a)(iii) shall also be entitled to make an Election to have Deferred Compensation credited to his or her account in this Plan in an amount equal to the amount which such Participant agrees to forfeit under a deferred compensation plan of an acquired company.

                                   ARTICLE III

                             PARTICIPANT'S ACCOUNTS


     3.1 Individual Accounts.

     The Administrator shall establish and maintain records reflecting each Participant's interest in the Deferred Compensation Reserve to which the Administrator shall credit Deferred Compensation in accordance with each Participant's Election pursuant to Section 2.3(d), Company Accruals pursuant to
Section 3.2, Forfeiture Accruals pursuant to Section 3.3, and earnings pursuant to Section 3.4.

     3.2 Company Accruals.

     The Company shall credit to the Deferred Compensation Reserve on behalf of each Participant an amount ("Company Accruals") each Election Year which shall be determined in the following manner:

          (a) The Administrator  shall determine for the Election Year the ratio
     for  allocating  "Company   Contributions"  under  Section  6.4(c)  of  the
     Retirement Plan.

          (b) The Administrator shall then determine for each Participant in this Plan an amount equal to six percent (6%) of the Participant's total Compensation for the Election Year, or, if less, the sum of (i) the Participant's Deferred Compensation for the Election Year (as determined under Section 2.3(b)) and (ii) the amount of the Participant's After-Tax Basic Savings contributed to the Retirement Plan for the Election Year in accordance with Section 4.2 of the Retirement Plan. The Committee may in its sole discretion limit the dollar amount of a Participant's Deferred Compensation taken into account for purposes of this Section 3.2 based on uniform standards, provided that the Administrator notifies such Participant of such limitation on or prior to the due date for Elections under Section 2.2(b).

          (c) The amount determined in paragraph (b) of this section shall be reduced by subtracting (i) the amount credited to the Participant's "Section 401(k) Contribution Account" in the Retirement and Savings Plan, and (ii) the amount of the Participant's After-Tax Basic Savings contributed to the Retirement and Savings Plan for the Election Year in accordance with Section 4.2 of the Retirement and Savings Plan.

          (d) The Administrator shall then allocate to the Deferred Compensation Reserve on behalf of each Participant the product of (i) the ratio determined in accordance with paragraph (a) of this section, times (ii) the amount determined in accordance with paragraph (c) of this section.

          (e) The Administrator shall allocate to the Deferred Compensation Reserve on behalf of each Participant described in Section 1.13(b) the amount of any reduction of allocations to the "Company Contribution Accounts" of such Participants under Section 6.7 of the Retirement and Savings Plan as of the same date such amounts would have been allocated under the Retirement and Savings Plan but for such reduction; provided however, as of the same date such amounts would have been allocated under the Retirement and Savings Plan but for such reduction, that in no event shall an amount be credited to a Participant's account herein under this paragraph (e) if an equivalent amount is distributed currently to such Participant.

          (f) In addition to the foregoing, the Administrator shall allocate to the Deferred Compensation Reserve on behalf of each Participant described in Section 1.13(b)(ii) an amount equal to the difference between (i) the total amount of allocations that would have been made to the "Company Contribution Account" of such Participant in the Retirement and Savings Plan for the current fiscal year in the absence of the Compensation limits set forth in Section 401(a)(17) of the Code, and (ii) the amount permitted to be allocated under such Compensation limit

          (g) Company Accruals under this Section 3.2 shall be allocated only on behalf of Participants in the Plan (other than terminated Participants) as of the last day of the fiscal year of the Company for which the allocation is made.

     3.3 Forfeiture Accruals.

     The Company shall credit to the Deferred Compensation Reserve on behalf of each Participant an amount ("Forfeiture Accruals") each Election Year which shall be determined in the following manner:

          (a) The Administrator shall determine for the Election Year the ratio of (i) aggregate forfeitures (as defined in Section 9.5(a) of the Retirement and Savings Plan) allocated under Section 6.9 of the Retirement and Savings Plan for the Election Year to (ii) the total aggregate Combined Basic Savings (as defined in Section 1.18 of the Retirement and Savings
     Plan) for the current fiscal year.

          (b) The Administrator shall then determine for each Participant in this Plan the amount of the balance in such Participant's account in the Deferred Compensation Reserve constituting Deferred Compensation in an amount equal to the amount determined under Section 3.2(c) as of the end of the current fiscal year.

          (c) The Administrator shall then allocate to the Deferred Compensation Reserve on behalf of each Participant the product of (i) the ratio determined in accordance with paragraph (a) of this section, times (ii) the amount determined in accordance with paragraph (b) of this section.

          (d) Forfeiture Accruals under this Section 3.3 shall be allocated only on behalf of Participants in the Plan (other than terminated Participants) as of the last day of the fiscal year of the Company for which the allocation is made.

     3.4 Crediting of Earnings.

     The Company shall credit earnings to the Deferred Compensation Reserve in an amount determined as follows:

          (a) Company contributions determined in accordance with Section 3.2 and earnings attributable thereto, along with forfeitures determined in accordance with Section 3.3 and earnings attributable thereto, shall be credited with earnings at the same rate and with the same frequency as earnings credited to the "Stable Value Fund" described in the Retirement and Savings Plan.

          (b) Deferred Compensation allocated to the Deferred Compensation Reserve in accordance with Section 2.3(d), along with earnings attributable thereto, shall be credited with earnings at the same rate and with the same frequency as earnings credited to the "Stable Value Fund" described in the Retirement and Savings Plan.

     3.5 Accounts Do Not Result in Property Rights.

          (a) The Deferred Compensation Reserve and the accounts maintained thereunder on behalf of each Participant are for administrative purposes only, and do not vest in the Participants any right, title or interest in such reserve or such accounts, except as expressly set forth in this Plan.

          (b) Title to and beneficial ownership of any assets, whether cash or investments which the Company may designate to make payments of Deferred Compensation hereunder, shall at all times remain in the Company, and no Participant shall have any property interest whatsoever in any specific assets of the Company.

     3.6 Tax-Qualified Plans.

     Amounts credited to a Participant's account in the Deferred Compensation Reserve shall not be deemed compensation to such Participant for purposes of computing employer contributions or benefits under any tax-qualified plan of deferred compensation maintained by the Company.

     3.7 No Assignment of Interests.

     The rights of Participants or any other persons to the payment of amounts from the Deferred Compensation Reserve under this Plan shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

                                   ARTICLE IV

                                  DISTRIBUTIONS


     4.1 Commencement of Distribution.

          (a) Except as otherwise  specified in paragraph (d) of this section or
     Section 4.3, Deferred Compensation, Company Accruals, Forfeiture Accruals and earnings thereon credited to a Participant's account shall become distributable as soon as administratively feasible following notification to the Administrator of such Participant's Termination of Employment or death (whichever occurs first). Distribution shall be made in the manner specified in paragraph (b) of this section. Alternatively, a Participant may elect in accordance with Section 2.3(a) for distribution to commence prior to Termination of Employment, but no earlier than the beginning of the sixth (6th) fiscal year of the Company following the Election Year for which such Deferred Compensation was earned, if applicable, or otherwise in a single lump sum cash payment. Such distribution prior to Termination of Employment will be permitted only to the extent that it relates to an Election Year or Years for which the amount deferred exceeds six percent (6%) of the Participant's total Compensation for such Election Year, and the amount so distributed will consist solely of the amount of such excess inclusive of any earnings attributable thereto.

          (b)(l) A Participant shall designate in an Election made in accordance with Section 2.3 whether distribution of his account shall be made in the form of (i) a single lump sum cash payment; (ii) annual cash installments payable over a designated term not to exceed ten (10) years; or (iii) any other manner of distribution requested by the Participant, with the consent of the Administrator acting in his or her sole discretion. Notwithstanding the foregoing, a Participant who is actively employed by the Company or serving on the Company's Board of Directors shall be entitled to a change in the manner of distribution of his account under paragraph (a) of this section as designated on a form provided by the Administrator, with the consent of the Committee acting in its sole discretion. An approved request for change shall become effective on the first anniversary (the "Anniversary Date") of the date such request was received by the Administrator, provided such request shall be invalid if the Participant has a Termination of Employment as described in Section 1.17 (but not including Section 1.17(b) or (c)) prior to the Anniversary Date, or, as to Deferred Compensation relating to any Election Year, if any amount of such Deferred Compensation for an Election Year would otherwise become distributable prior to the Anniversary Date. Notwithstanding the foregoing, a Participant who has a Termination of Employment as described in Section 1.17(b) or (c) may cancel the request for change at his or her option as designated on a form provided by the Administrator.

          (b)(2) A Participant requesting a change pursuant to paragraph (b)(l) of this section shall be prohibited from making an Election in accordance with Section 2.3, and any Election previously made shall be ineffective, to the extent such Election applies to the next Election Year beginning after the date of the Participant's change request.

          (b)(3) No earnings shall be credited under Section 3.4(a) on amounts allocated to the Deferred Compensation Reserve under Section 3.2(e) for the period from the date of a Participant's Termination of Employment (or the date on which a Participant's status as a member of the Company's Board of Directors ceases) until the date of the first distribution of such amounts, in the event a change in the manner of distribution of such amounts has been approved by the Committee as provided above.

          (c) If payment is deferred and paid in installments in accordance with paragraph (b) of this section, the remaining balance in the Participant's account shall continue to be credited with earnings as provided in Sections
     3.1 and 3.4(b).

          (d) Notwithstanding the foregoing, no distribution shall be made of Company Accruals credited to a Participant's account under Section 3.2, of Forfeiture Accruals credited under Section 3.3, or of earnings credited thereon under Section 3.4(a), except to the extent such amounts would be vested if they had been contributed on behalf of the Participant as Company contributions or forfeitures under the Retirement Plan. For this purpose, such amounts shall be deemed to vest in accordance with the schedule set forth in Section 7.3 of the Retirement Plan, and nonvested amounts shall be forfeited if the Participant terminates employment with the Company in circumstances in which the Participant would not be fully vested under the Retirement Plan. The Company shall have no further obligation to the Plan or to any Participant for nonvested amounts forfeited hereunder.

     4.2 Beneficiaries.

     Each Participant may designate a beneficiary on a form provided by the Administrator to receive distributions made pursuant to Section 4.1; provided, however, that the beneficiary designated by the Participant under the Retirement Plan shall be deemed to be the beneficiary under this Plan unless the Participant specifically designates otherwise. If no beneficiary is designated under the Retirement and Savings Plan or under this Plan, or if the beneficiary shall not survive the Participant, the Participant shall be deemed to have designated the following beneficiaries (if then living) in the following order of priority: (i) spouse; (ii) children; including adopted children, in equal shares; (iii) parents, in equal shares; and (iv) the Participant's estate.

     4.3 Emergency Distributions.

     Notwithstanding the provisions of Section 4.1, the vested portion of a Participant's account may be distributed prior to such Participant's Termination of Employment, death, or other distribution date elected by the Participant in the sole discretion of the Committee. Distribution shall be made under this
Section 4.3 only in cases of serious financial emergency which is beyond the control of the Participant, as determined by the Committee, and only if failure to make the distribution would result in severe financial hardship to the Participant or beneficiary. Amounts distributed under this Section 4.3 shall not exceed the amount needed to satisfy such emergency and to pay all applicable taxes on the amount of the distribution.

     4.4 Discharge of Obligation For Payment.

     If the Administrator shall find that any person to whom any payment is payable under this Plan is unable to care for such person's affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Administrator to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Administrator may determine. Any such payment shall be complete discharge of the liabilities of the Company under this Plan.

                                    ARTICLE V

                                 ADMINISTRATION


     5.1 Administrator.

     The Committee shall appoint an Administrator who shall be responsible for the management, operation and administration of the Plan. The Administrator shall have full power and authority to interpret, construe and administer this Plan and the Administrator's interpretations and construction thereof, and actions hereunder, including any valuation of the Deferred Compensation Reserve, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. The Company shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to willful misconduct or lack of good faith by the Company.

     5.2 Expenses.

     The expenses of administering this Plan shall be borne by the Company and shall not be charged against the Deferred Compensation Reserve.

     5.3 Acceleration of Payments.

     Notwithstanding anything in this Plan to the contrary, the Committee in its sole discretion may direct the Administrator to pay any or all amounts credited to a Participant's account in a single lump sum cash payment or accelerate payment of installments distributable under Article IV of this Plan, in order to clear out small balances, terminate the Plan, or otherwise to relieve costs of maintaining and administering the Plan.

     5.4 Indemnification.

     To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Board of Directors and each member or delegate thereof, each employee or delegate thereof, so long as it is composed of individuals appointed by the Company, the Plan Administrator and each employee or delegate thereof, against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims, arising out of their discharge of responsibilities under or incident to the Plan, excepting only expenses and liabilities arising out of willful misconduct or gross negligence. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of expenses or fees under this section shall be made only from assets of the Company and shall not be made directly or indirectly from Trust assets.

                                   ARTICLE VI

                                  MISCELLANEOUS


     6.1 Plan Not An Employment Contract.

     Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Company as an executive or in any other capacity.

     6.2 No Trust Created.

     Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any person, including any Participant or any other person. Any amounts which may be credited to the Deferred Compensation Reserve shall continue for all purposes to be a part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Plan have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

     6.3 Amendment or Termination of Plan.

          (a) The Board of Directors of the Company may amend or terminate the Plan at any time and from time to time, and/or distribute all account balances under the Plan, pursuant to written resolutions adopted by such Board of Directors. In no event will any such amendment or termination of the Plan have the effect of reducing the accrued account balance or then vested percentage of any Participant under this Plan.

          (b) If a determination is made by the Internal Revenue Service that the account balance of any Participant is subject to current income taxation, such account balance will be immediately distributed to the Participant or the Participant's beneficiary to the extent of such taxable amount; provided, however, that if the Participant is contesting the above mentioned determination of the Internal Revenue Service, the Administrator may in his or her sole discretion delay distribution until the determination is final.

          (c) In the event the Retirement and Savings Plan is terminated, the Committee may at its sole discretion distribute all account balances under this Plan. Alternatively, in the event of such termination the Committee may at its sole discretion establish another basis for crediting earnings under this Plan, provided that any rate so credited shall not be less than the Company's borrowing rate from time to time.

     6.4 Effect of Plan.

     This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants and their heirs, beneficiaries, executors, administrators and legal representatives.

     6.5 Severability.

     If any provision of this Plan shall for any reason be invalid or unenforceable, the remaining provisions shall nevertheless remain in full force and effect.

     6.6 Applicable Law.

     This Plan shall be construed in accordance with and governed by the laws of the State of Maryland.

                                   ARTICLE VII

                 SPECIAL RULES FOR PRE-EFFECTIVE DATE EMPLOYEES


     7.1 Governing Rules. Notwithstanding anything contained elsewhere in this Plan to the contrary, the following rules shall apply to Employees who were employed by Host Marriott Corporation on the date before the Effective Date.

          (a) Any election in effect under the Host Marriott Corporation Executive Deferred Compensation Plan, and the Host Marriott Corporation Employees' Profit Sharing, Retirement and Savings Plan and Trust (the "Prior Profit Sharing Plan") on the date before the Effective Date shall continue to be effective under this Plan for the 1995 Election Year, and any compensation taken into account under the Prior Profit Sharing Plan shall be taken into account under this Plan for purposes of Articles II and IV for the 1995 Election Year.

          (b) Any notification by the administrator under the Host Marriott Corporation Executive Deferred Corporation Plan as in effect on or prior to the Effective Date (the "Prior Plan") concerning eligibility to participate in such plan for the 1995 fiscal year shall continue to be effective under this Plan for the 1995 Election Year.

          (c) Any service with Host Marriott Corporation prior to the Effective Date shall be taken into account in determining service with the Company for purposes of determining years of service under Section 1.13(a).

          (d) For purposes of Section 1.13(b)(ii), participation in the Plan for the 1995 Election Year shall include participation in the Prior Plan for such year.

          (e) Any approved request in effect under the Prior Plan to change the Participant's manner of distribution of his account shall continue to be effective under this Plan as if such request had been approved under this Plan.

          (f) Any beneficiary designation in effect under the Prior Plan on the date before the Effective Date shall continue to be effective under this Plan.

                            CERTIFICATE OF SECRETARY



     I, the undersigned secretary of Host Marriott Corporation (the "Corporation"), do hereby certify that the attached copy of the Host Marriott Corporation (HMC) Executive Deferred Compensation Plan (the "Plan") is a true and correct copy of the Plan and that there have been no amendments or modifications to the Plan that are not reflected in this copy.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of Host Marriott Corporation as of the 30th day of December, 1995.



                                              /s/ Christopher G. Townsend
                                              ---------------------------
                                              Christopher G. Townsend
                                              Secretary





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